As filed with the Securities and Exchange Commission on May 14, 2004.

                                                     Registration No. 333-111083

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           MPOWER HOLDING CORPORATION
             (Exact name of Registrant as specified in its charter)




                   Delaware                               52-2232143
       (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)              Identification Number)




                                175 Sully's Trail
                            Pittsford, New York 14534
                                 (716) 218-6550
                    (Address of principal executive offices)



                 Mpower Holding Corporation Stock Option Plan I

                            (Full title of the plan)

                           Russell I. Zuckerman, Esq.
                                175 Sully's Trail
                            Pittsford, New York 14534
                                 (716) 218-6550
            (Name, address and telephone number of agent for service)

--------------------------------------------------------------------------------

                              EXPLANATORY STATEMENT

             This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-111083 (the "Registration Statement"), is being filed to deregister certain shares of common stock, par value $0.001 per share (the "Common Stock") of Mpower Holding Corporation (the "Company") that were registered for issuance pursuant to the Mpower Holding Corporation Stock Option Plan I (the "Option Plan"). The Registration Statement registered 2,000,000 shares of Common Stock issuable under the Option Plan. None of the shares of Common Stock registered under the Registration Statement have been issued to participants. The Registration Statement is hereby amended to deregister the remaining 2,000,000 unissued shares of Common Stock.

                                     PART II

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Pittsford, State of New York, on the 14th day of May, 2004.



                               Mpower Holding Corporation

                               By: /s/ Russell I. Zuckerman
                                  ------------------------------
                               Name:  Russell I. Zuckerman, Esq.
                               Title: Senior Vice President, General Counsel and
                                      Corporate Secretary

             Pursuant to the requirements of the Securities Act, this post-effective Amendment No. 1 has been signed below by the following persons in the indicated capacities on the 14th day of May, 2004.

SIGNATURE                                     CAPACITY

               *
-------------------------------               Chief Executive Officer and
Rolla P. Huff                                 Chairman of the Board of Directors

               *
-------------------------------               Director
Robert M. Pomeroy

               *
-------------------------------               Director
Michael E. Cahr

               *
-------------------------------               Director
Anthony J. Cassara


-------------------------------               Director
Andrew D. Lipman

               *
-------------------------------               Director
Richard L. Shorten, Jr.

               *
-------------------------------               Director
Michael M. Earley

               *
---------------------------                   Executive Vice President,
S. Gregory Clevenger                          Chief Financial Officer
                                              (Principal Financial Officer)
               *
---------------------------                   Vice President of Finance,
Michael J. Tschidener                         Controller and Treasurer
                                              (Principal Accounting Officer)
               *
---------------------------                   Senior Vice President, General
Russell I. Zuckerman                          Counsel and Corporate Secretary



* By: /s/ Russell I. Zuckerman
     --------------------------
     Russell I. Zuckerman, Esq.
     Attorney-in-Fact

                                  Exhibit Index

Exhibit No.  Description of Document

3.1 Second Amended and Restated Certificate of Incorporation of Mpower Registrant Corporation, (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

3.2 Amended and Restated By-laws of Mpower Registrant Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

4.1 Mpower Holding Corporation Stock Option Plan I (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed with the Commission on June 19, 2003).

**5.1 Opinion and Consent of Russell I. Zuckerman as to the legality of the securities being registered.

**23.1       Consent of Russell I. Zuckerman (contained in opinion filed as
             Exhibit 5.1).

**24 Powers of Attorney (contained in the signature page of Registration Statement).

----------------------

**  Previously filed